UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

THE BLACKSTONE GROUP L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33551 (Commission File Number)	20-8875684 (IRS Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 22, 2007, The Blackstone Group L.P. (the “Partnership”) entered into a letter agreement (the “Original Letter Agreement”) with Beijing Wonderful Investments Ltd. (“BWIL”), an investment vehicle subsequently transferred to China Investment Corporation, pursuant to which the Partnership sold 101,334,234 non-voting common units to BWIL concurrently with its initial public offering. The Original Letter Agreement included a standstill restriction prohibiting BWIL and certain of its affiliates from purchasing such additional amounts of the Partnership’s common units as would result in BWIL and certain of its affiliates’ aggregate beneficial ownership in the Partnership, on a fully-diluted (as-converted) basis, exceeding 9.99%. On October 16, 2008, the parties entered into a new letter agreement, amending the Original Letter Agreement to raise the beneficial ownership limit applicable to BWIL and its affiliates to 12.5% and to provide that any additional common units acquired by BWIL or its affiliates shall not be subject to the restrictions on transfer set forth in the Original Letter Agreement.

A copy of the new letter agreement is attached hereto as Exhibit 10.16.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.16.1	Letter Agreement, dated October 16, 2008, between The Blackstone Group L.P. and Beijing Wonderful Investments Ltd., amending the Letter Agreement, dated May 22, 2007, between The Blackstone Group L.P. and Beijing Wonderful Investments Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Blackstone Group L.P.

	By:	Blackstone Group Management L.L.C., its
general partner

Date: October 16, 2008	By:	/s/ Robert L. Friedman
Name: Robert L. Friedman Title: Chief Legal Officer